Exhibit 99.1

NxStage® Reports Record Third Quarter 2010 Financial Results And
Achieves Positive Adjusted EBITDA
Highlights:
- Revenue Increases to $45.0 Million, up 18% from Q3’09
- Home Market Posts Sequential Growth of 7% with Revenues of $22.3 Million
- Gross Margin Increases to 33%, up from 25% in Q3’09
- Company Achieves First Quarter of Positive Adjusted EBITDA of $0.5 Million
-Company Generates Positive Cash Flow of $1.9 Million
LAWRENCE, Mass., November 4, 2010 — NxStage Medical, Inc. (Nasdaq: NXTM), a leading manufacturer of innovative dialysis products, today reported record financial results for the third quarter of 2010 ended September 30, 2010.
Net revenue for the third quarter of 2010 increased to $45.0 million, an increase of 18 percent when compared with revenue of $38.0 million for the third quarter of 2009. Solid performance across the Home and Critical Care markets drove the year over year growth.
The Company delivered 7 percent sequential growth in its Home market with revenue of $22.3 million for the third quarter of 2010, representing an increase of 37 percent when compared with revenue of $16.4 million for the third quarter of 2009. Critical Care revenue grew to $6.8 million for the third quarter of 2010, representing an increase of 20 percent when compared with revenues of $5.7 million for the third quarter of 2009. Revenue in the In-Center market, from the Company’s Medisystems business, was $15.9 million for the third quarter of 2010 compared with $16.0 million for the third quarter of 2009.
“We continued to build good momentum across our business and set new records on a number of financial metrics. Our Q3 results are strong validation of our business model particularly since we believe we are still in the early stages of growth and adoption of home hemodialysis with the System One™,” stated Jeffrey H. Burbank, Chief Executive Officer of NxStage Medical. “We see significant opportunities in each of our markets to advance our long term growth strategy and remain confident in our ability to deliver continued improvement and meaningful growth.”
NxStage reported a net loss of $8.2 million, or ($0.17) per share, for the third quarter of 2010 compared with a net loss of $10.0 million, or ($0.22) for the third quarter of 2009.
For the third quarter of 2010, NxStage increased gross margins to 33%, a sequential increase of 200 basis points. With respect to Adjusted EBITDA, adjusted for stock-based compensation, deferred revenue recognized and other non-cash and non-recurring expenses, the Company achieved its first positive quarter, showing profits of $0.5 million, compared with an Adjusted EBITDA loss of $2.4 million in the third quarter of 2009. (See the exhibits for a reconciliation of this non-GAAP measure.)

The Company also achieved positive cash flow of $1.9 million for the three months ended September 30, 2010.
Guidance:
For the fourth quarter of 2010, the Company is forecasting revenue to be within a range of $45 to $47 million. At this revenue level, the Company would expect a net loss in the range of $6.5 to $7.5 million or ($0.13) to ($0.16) per share, and Adjusted EBITDA in the range of $0.5 to $1.5 million for the fourth quarter of 2010. The Company expects to achieve consolidated gross margins of between 33 percent to 35 percent in the fourth quarter of 2010.
This release contains a non-GAAP financial measure. A reconciliation of the Company’s non-GAAP financial measure to its most comparable GAAP financial measure is in the exhibits to this press release.
Conference Call:
NxStage will also host a conference call today at 9:00 a.m. Eastern Time to discuss its third quarter financial results. To listen to the conference call, please 866-700-7101 (domestic) or 617-213-8837 (international). The passcode is 22816983. The call will also be webcast LIVE and can be accessed via the investor relations section of the Company’s website at www.nxstage.com/ir.cfm.
A replay of the conference call will be available 3 hours after the start of the call through November 11, 2010. To access the replay dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 96098212. An online archive of the conference call can be accessed via the investor relations section of the Company’s website at www.nxstage.com/ir.cfm.
About NxStage
NxStage Medical, Inc. (Nasdaq: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative products for the treatment of ESRD and acute kidney failure. For more information on NxStage and its products, please visit the company’s website at www.nxstage.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to the anticipated demand for the Company’s products, anticipated operating results, including revenues, loss, gross margin and Adjusted EBITDA numbers, expectations regarding achievement of positive or improved cash flow and cash flow from operations, and other expectations as to future operating results. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including market acceptance and demand for NxStage’s products, growth in home and/or daily hemodialysis, unanticipated difficulties in achieving operational efficiencies and cost reductions, changes in reimbursement for home and daily hemodialysis, changes in the regulatory environment, changes in the historical purchasing patterns and preferences of our major customers, including DaVita Inc., and certain other factors that may affect future operating results and which are detailed in NxStage’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the period ended June 30, 2010.
In addition, the statements in this press release represent NxStage’s expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage’s expectations or beliefs as of any date subsequent to the date of this press release.
Contact:
Kristen K. Sheppard, Esq.
VP, Investor Relations
ksheppard@nxstage.com
Non-GAAP Financial Measure
The Company discloses a certain non-GAAP financial measure to supplement the Company’s consolidated financial statements presented on a GAAP basis. This non-GAAP measure is not in accordance with, or an alternative for, generally accepted accounting principles in the United States and may be different from similar non-GAAP financial measures used by other companies. The non-GAAP financial measure disclosed by the Company is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Management uses Adjusted EBITDA (EBITDA adjusted for stock based-compensation, deferred revenue recognized, and other non-recurring expenses) to understand operational cash usage. The Company believes the non-GAAP financial measure provides useful and supplementary information allowing investors greater transparency to one measure used by management. The non-GAAP financial measure is meant to supplement, and to be viewed in conjunction with, GAAP financial measures. The non-GAAP financial measure is reconciled to the most comparable GAAP financial measure below.

NxStage Medical, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues	$45,033	$38,033	$129,449	$108,166
Cost of revenues	30,073	28,488	88,914	82,749

Gross profit	14,960	9,545	40,535	25,417

Operating expenses:
Selling and marketing	8,452	7,449	25,034	22,091
Research and development	3,132	2,707	9,369	7,380
Distribution	3,788	3,267	10,831	10,476
General and administrative	6,023	4,808	16,604	14,512

Total operating expenses	21,395	18,231	61,838	54,459

Loss from operations	(6,435)	(8,686)	(21,303)	(29,042)

Other expense:
Interest income	—	7	—	32
Interest expense	(1,176)	(1,130)	(3,432)	(5,502)
Other (expense) income, net	(341)	(59)	(128)	20

	(1,517)	(1,182)	(3,560)	(5,450)

Net loss before income taxes	(7,952)	(9,868)	(24,863)	(34,492)

Provision for income taxes	212	179	556	298

Net loss	$(8,164)	$(10,047)	$(25,419)	$(34,790)

Net loss per share, basic and diluted	$(0.17)	$(0.22)	$(0.54)	$(0.75)

Weighted-average shares outstanding, basic and diluted	48,049	46,672	47,501	46,600

NxStage Medical, Inc.
Condensed Consolidated Balance Sheets
(amount in thousands, except share data)
(unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$21,974	$21,720
Accounts receivable, net	14,651	14,238
Inventory	31,957	28,117
Prepaid expenses and other current assets	1,839	1,227

Total current assets	70,421	65,302

Property and equipment, net	8,630	10,336
Field equipment, net	15,434	21,726
Deferred cost of revenues	37,327	27,799
Intangible assets, net	26,111	28,208
Goodwill	42,698	42,698
Other assets	521	909

Total assets	$201,142	$196,978

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,289	$19,827
Accrued expenses	13,092	9,377
Current portion of long-term debt	59	61

Total current liabilities	29,440	29,265

Deferred revenue	52,577	38,490
Long-term debt	39,779	37,854
Other long-term liabilities	1,833	1,923

Total liabilities	123,629	107,532

Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock: par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding, as of September 30, 2010 and December 31, 2009	—	—
Common stock: par value $0.001, 100,000,000 shares authorized; 49,310,143 shares issued as of September 30, 2010 and 46,795,859 shares issued and outstanding as of December 31, 2009	49	47
Additional paid-in capital	381,585	365,548
Accumulated deficit	(302,133)	(276,714)
Accumulated other comprehensive income	244	565
Treasury stock, at cost: 204,334 shares as of September 30, 2010	(2,232)	—

Total stockholders’ equity	77,513	89,446

Total liabilities and stockholders’ equity	$201,142	$196,978

NxStage Medical, Inc.
Cash Flows from Operating Activities
(amounts in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(25,419)	$(34,790)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,879	15,367
Stock-based compensation	10,985	6,392
Other	1,750	1,977
Changes in operating assets and liabilities:
Accounts receivable	(303)	337
Inventory	(20,504)	(3,707)
Prepaid expenses and other assets	(327)	682
Accounts payable	(3,376)	25
Accrued expenses and other liabilities	3,980	1,455
Deferred revenue	14,087	(653)

Net cash used in operating activities	$(2,248)	$(12,915)

NxStage Medical, Inc.
Revenues by Segment
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
System One segment
Home	$22,346	$16,356	$62,204	$45,914
Critical Care	6,817	5,672	19,528	15,381

Total System One segment	29,163	22,028	81,732	61,295
In-Center segment	15,870	16,005	47,717	46,871

Total	$45,033	$38,033	$129,449	$108,166

NxStage Medical, Inc.
Non-GAAP Financial Measures
(amounts in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net loss	$(8.2)	$(10.0)	$(25.4)	$(34.8)
Less: Depreciation amortization, interest, and taxes	7.6	6.6	21.0	21.2
Less: Adjusting items*	1.1	1.0	3.4	2.1

Adjusted EBITDA gain (loss)	$0.5	$(2.4)	$(1.0)	$(11.5)

*	Adjusting items include stock-based compensation, deferred revenue recognized and other non-cash and non-recurring expenses

NxStage Medical, Inc.
Non-GAAP Financial Guidance
(amounts in millions)

	Three Months Ended
	December 31, 2010
	High	Low
	Estimate	Estimate
Net loss	$(6.5)	$(7.5)
Less: Depreciation amortization, interest, and taxes	7.0	7.0
Less: Adjusting items*	1.0	1.0

Adjusted EBITDA gain	$1.5	$0.5

*	Adjusting items include stock-based compensation, deferred revenue recognized and other non-cash and non-recurring expenses